Exhibit 99.1
2010 CITI NORTH AMERICAN CREDIT CONFERENCE November 17, 2010

Some of the following information contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, and is intended to come within the safe-harbor protection provided by those sections. Forward-Looking Statements Certain statements in this presentation are forward-looking as defined in the Private Securities Litigation Reform Act of 1995. These statements involve certain risks and uncertainties that may be beyond our control and may cause our actual future results to differ materially from expectations. We do not undertake to update our forward-looking statements. Factors that could affect our results include, but are not limited to: price volatility and demand, particularly in higher margin products; geologic, equipment and operational risks associated with mining; changes in general economic conditions, including coal and power market conditions; coal mining laws and regulations; the availability and costs of competing energy resources; legislative and regulatory developments; risks associated with environmental laws and compliance, including selenium-related matters; developments in greenhouse gas emission regulation and treatment; labor availability and relations; the outcome of pending or future litigation; changes in the costs to provide healthcare to eligible active employees and certain retirees under postretirement benefit obligations; changes in contribution requirements to multi-employer retiree healthcare and pension funds; reductions of purchases or deferral of shipments by major customers; availability and costs of credit; customer performance and credit risks; inflationary trends; worldwide economic and political conditions; downturns in consumer and company spending; supplier and contract miner performance and the availability and cost of key equipment and commodities; availability and costs of transportation; the Company's ability to replace coal reserves; the outcome of commercial negotiations involving sales contracts or other transactions; our ability to respond to changing customer preferences; failure to comply with debt covenants; the effects of mergers, acquisitions and divestitures; and weather patterns affecting energy demand. The Company undertakes no obligation (and expressly disclaims any such obligation) to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. For additional information concerning factors that could cause actual results to materially differ from those projected herein, please refer to the Company's Form 10-K and Form 10-Q reports. Patriot Coal Statement on Forward-Looking Information

The Case for Coal Metallurgical Stable to strengthening global steel demand Robust Chinese imports Declining U.S. supply More difficult geology Mine closures MSHA scrutiny Equipment availability Thermal Lower inventories Global markets positioning U.S. for future exports La Nina weather pattern Declining U.S. supply More difficult geology Permitting challenges MSHA scrutiny Equipment availability Factors pointing to strengthening coal markets

Global BFI Production Chinese BFI production again trending higher, as rest of world rebounds Aug-10

Robust Chinese Met Imports Chinese met coal imports rose significantly in 2009 2010 imports are outpacing 2009 level

Domestic Steel Capacity Utilization Domestic steel mill utilization just under 70 percent

Higher Degree Days Led to More Coal Burn Eastern U.S. degree days 36% above normal May - September

Declining CAPP Utility Coal Inventory CAPP Inventory level comfortably within 5-year range 9/10

The Case for PCX Multiple basins, mining operations & shipping options Leading producer of metallurgical coal Highest Btu basins - CAPP, NAPP, ILB Close proximity to customers & ports Strong safety record More than 1.8 billion tons of proven and probable reserves Project pipeline to capitalize on opportunities Permitted reserves to maintain or grow market share Proven M&A track record Expanding met coal production Significant unpriced 2011 volumes Meaningful EBITDA upside in 2012 & 2013 from expiration of legacy contracts 2010 recapitalization Cash balance of $208 million More than $400 million in liquidity Strong Mine Portfolio Leverage to Strengthening Markets Solid Financial Position Growth Opportunities

Product Diversification 1st Qtr 3rd Qtr 4th Qtr East 0.71 0.8 0.45 0.65 West 0.29 0.2 0.22 0.35 North 0 0.12 0.21 APP CAPP thermal NAPP ILB ILB Underground Surface YTD September 2010 Tons Sold 23.1 Million Tons Mining Method 67% Reserves 1.8 Billion Tons Diverse locations, products & mining methods Significant met coal exports YTD September 2010 Met Shipments Domestic Export Met

Production in Three Coal Basins IL OH KY MO Northern Appalachia Federal Central Appalachia Big Mountain Logan County Blue Creek Paint Creek Campbell's Creek Panther Corridor G Rocklick Kanawha Eagle Wells Illinois Basin Bluegrass Dodge Hill Highland Baltimore Newport News Norfolk New Orleans WV Multiple quality & transportation options

Leverage to Higher Pricing in 2011 Tons (millions) Priced Business Current Market Metallurgical $119 $115 - $190 Appalachia Thermal 55 65 - 75 Illinois Basin 40 45 - 50 Significant leverage to higher pricing in 2011 Rocklick & Wells ~50% Panther & K E ~50%

Tons (millions) Priced Business Current Market Metallurgical NA NA Appalachia Thermal $57 $70 - $80 Illinois Basin 48 47 - 52 Significant leverage to higher pricing in 2012 Leverage to Higher Pricing in 2012

Patriot Met Coal Expansion Plans Sharp increase in met sales to meet rising worldwide demand Tons (millions)

Impact of Legacy Thermal Contracts Current Market Less $5.00/ton Current Market Current Market Plus $5.00/ton 2012 29.3 43.3 57.3 Expiration of legacy contracts by end of 2012 covering 6.5 million annual tons will create significant EBITDA upside EBITDA Impact (in Millions) Current Market Less $5.00/ton Current Market Current Market Plus $5.00/ton 2013 111.9 138.7 165.5 2012 EBITDA Impact (in Millions) 2013

Price Sensitivity 5 10 15 20 Thermal 98 196 293 391 Met 34 68 102 136 EBITDA Impact * (in Millions) Increase in Price per Ton Higher prices have a dramatic impact on EBITDA * Assumes 23 million tons thermal, 8 million tons met, 15% taxes/royalties Thermal Met

Financial Metrics EBITDA (in Millions) 27% increase 150% increase Net Debt/EBITDA 4.5x 1.6x 1.9x

2010 Recapitalization 2010 2011 2012 2013 2014 2015 2016 2017 2018 Convertible Bonds 200 Credit Facility 427.5 A/R Securitization 125 Senior Notes 250 Extended debt maturities as a result of recapitalization Before Recapitalization After Recapitalization Legacy contracts expire (in Millions) (in Millions)

How We Will Grow - Longer-Term Response Organic Growth Strategic Acquisitions Market-Driven Response Development of extensive reserves Project pipeline to boost production rapidly and capitalize on opportunities Contiguous or other strategic operations & reserves Joint ventures to expand with minimal capital outlays Further diversify into other basins, including international markets Customer requirements Economic conditions Global & U.S. energy policies Committed to long-term shareholder value creation

2010 CITI NORTH AMERICAN CREDIT CONFERENCE November 17, 2010 Contact: Janine Orf Director, Investor Relations 314.275.3680 jorf@patriotcoal.com

2008 2009 YTD September 2009 YTD September 2010 EBITDA $44.2 $110.7 $78.2 $99.0 Depreciation, Depletion & Amortization (125.4) (205.3) (155.7) (144.7) Sales Contract Accretion, net 249.5 298.6 232.5 90.0 Reclamation & Remediation Obligation Expense (19.2) (35.1) (23.2) (53.1) Restructuring & Impairment Charge - (20.2) - (15.0) Interest Expense (23.6) (38.1) (28.4) (40.8) Interest Income 17.2 16.6 13.0 9.8 Income tax provision - - - (0.5) Net Income (Loss) $142.7 $127.2 $116.4 $(55.3) Reconciliation of EBITDA to Net Income ($ in Millions)